EXHIBIT 7C

For period ending 2/29/2016 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1.
Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.

                                                                  Is this the
                                                                  last filing
Series                                                            for this
Number  Series Name                                               Series? (Y/N)

141	Wells Fargo Dow Jones Target 2015 Fund          	      N
142	Wells Fargo Dow Jones Target 2025 Fund         		      N
143	Wells Fargo Dow Jones Target 2035 Fund         		      N
144	Wells Fargo Dow Jones Target 2045 Fund      		      N
145	Wells Fargo Dow Jones Target 2050 Fund       	  	      N
182	Wells Fargo Dow Jones Target 2055 Fund       	              N
192	Wells Fargo Dow Jones Target 2060 Fund		      	      N